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                                                                   Exhibit 10.92

                                 MEZZANINE NOTE
                                (First Mezzanine)

New York, New York                                        January 9, 2006
$115,000,000

      MEZZANINE NOTE (First Mezzanine), dated as of January 9, 2006 (this MEZZANINE NOTE), by CNL RESORT SENIOR MEZZ, LP, a Delaware limited partnership (MEZZANINE BORROWER) having an office at c/o CNL Hotels & Resorts, Inc., 450 South Orange Avenue, Orlando, Florida 32801, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, MEZZANINE LENDER), having an office at 60 Wall Street, New York, New York 10005.

      NOW, THEREFORE, FOR VALUE RECEIVED, Mezzanine Borrower promises to pay to the order of Mezzanine Lender the Principal Amount (as defined below), together with interest from the date hereof and other fees, expenses and charges as provided in this Mezzanine Note.

1.    DEFINED TERMS.

      a. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Mezzanine Loan Agreement (as defined below), unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Mezzanine Note, unless otherwise indicated.

      b.    The following terms shall have the meanings ascribed thereto:

      DEFAULT RATE shall mean, with respect to an acceleration of the Mezzanine Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) three percent (3%) above the LIBOR Rate, adjusted from time to time as set forth herein.

      INTEREST DETERMINATION DATE shall mean, with respect to each Interest Period, the date which is two (2) Business Days prior to the first (1st) day of each calendar month. When used with respect to an Interest Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

      INTEREST PERIOD shall mean each interest period commencing on the first calendar day of a calendar month and ending on (and including) the last calendar day of such calendar month; provided that the first interest period shall commence on the date hereof.

      LIBOR shall mean, with respect to any Interest Determination Date, the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750 as of

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      11:00 a.m., London time, on the applicable Interest Determination Date, the Mezzanine Lender shall request the principal London office of any four
      (4) prime banks in the London interbank market selected by the Mezzanine Lender to provide such banks' quotations of the rates at which deposits in U.S. Dollars are offered by such banks at approximately 11:00 a.m., London time, to prime banks in the London interbank market for a one (1) month period commencing on the first day of the related Interest Period and in a principal amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations (expressed as a percentage and rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)). If fewer than two (2) such quotations are so provided, the Mezzanine Lender will request major banks in New York City selected by the Mezzanine Lender to quote such banks' rates for loans in U.S. Dollars to leading European banks as of approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for a one (1) month period commencing on the first day of the related Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates (expressed as a percentage and rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)). If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR Rate during the immediately preceding Interest Period.

      LIBOR MARGIN shall mean 2.7205% per annum.

      LIBOR RATE shall mean, with respect to each Interest Period, an interest rate per annum equal to the sum of (a) LIBOR, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (b) the LIBOR Margin.

      MATURITY DATE shall mean February 1, 2011, or such earlier date on which the final payment of principal of this Mezzanine Note becomes due and payable as provided in the Mezzanine Loan Agreement or this Mezzanine Note, whether at such stated maturity date, by declaration of acceleration, or otherwise; provided, notwithstanding the foregoing, the Maturity Date shall automatically be deemed to refer to any earlier date that the Mortgage Loan is defeased in full or paid in full (including, without limitation, as a result of an acceleration thereof, a refinancing or otherwise).

      MATURITY DATE PAYMENT shall have the meaning set forth in Section 3(d).

      MEZZANINE BORROWER shall have the meaning provided in the first paragraph hereof.

      MEZZANINE LENDER shall have the meaning provided in the first paragraph hereof.

      MEZZANINE LOAN AGREEMENT shall mean the Mezzanine Loan and Security Agreement (First Mezzanine), dated the date hereof, between Mezzanine Borrower and Mezzanine Lender.

      MEZZANINE NOTE shall have the meaning provided in the first paragraph hereof.

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      MORTGAGE BORROWER shall mean, collectively, CNL Biltmore Resort, LP, CNL
      Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Resort Claremont, LP, and CNL Desert Resort, LP.

      MORTGAGE LOAN shall mean that certain $1,000,000,000 loan, made as of the date hereof, from German American Capital Corporation to Mortgage Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      PAYMENT DATE shall be the first calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on March 1, 2006 and continuing to and including the Maturity Date.

      PREPAYMENT DATE shall have the meaning provided in Section 4(a)(i).

      PREPAYMENT FEE shall mean a non-refundable fee equal to in connection with Mezzanine Borrower's payment of the Mezzanine Loan (or any part thereof, to the extent permitted by the Loan Documents (First Mezzanine)) (i) on or after the date hereof to and including March 1, 2006, 1.00% of the outstanding Principal Amount then being paid, (ii) after March 1, 2006 and to and including April 1, 2006, 0.95% of the outstanding Principal Amount then being paid, (iii) after April 1, 2006 and to and including May 1, 2006, 0.85% of the outstanding Principal Amount then being paid, (iv) after May 1, 2006 and to and including June 1, 2006, 0.80% of the outstanding Principal Amount then being paid, (v) after June 1, 2006 and to and including July 1, 2006, 0.75% of the outstanding Principal Amount then being paid, (vi) after July 1, 2006 and to and including August 1, 2006, 0.70% of the outstanding Principal Amount then being paid, (vii) after August 1, 2006 and to and including September 1, 2006, 0.65% of the outstanding Principal Amount then being paid, (viii) on September 1, 2006 and to and including October 1, 2006, 0.60% of the outstanding Principal Amount then being paid, (ix) after October 1, 2006 and to and including November 1, 2006, 0.55% of the outstanding Principal Amount then being paid, (x) after November 1, 2006 and to and including December 1, 2006, 0.50% of the outstanding Principal Amount then being paid, (xi) after December 1, 2006 and to and including January 1, 2007, 0.45% of the outstanding Principal Amount then being paid, (xii) after January 1, 2007 and to and including February 1, 2007, 0.40% of the outstanding Principal Amount then being paid, (xiii) after February 1, 2007 and to and including March 1, 2007, 0.35% of the outstanding Principal Amount then being paid,
      (xiv) after March 1, 2007 and to and including April 1, 2007, 0.30% of the outstanding Principal Amount then being paid, (xv) after April 1, 2007 and to and including May 1, 2007 0.25% of the outstanding Principal Amount then being paid, (xvi) after May 1, 2007 and to and including June 1, 2007, 0.20% of the outstanding Principal Amount then being paid, (xvii) after June 1, 2007 and to and including July 1, 2007, 0.15% of the outstanding Principal Amount then being paid, and (xviii) after July 1, 2007 and to and including August 1, 2007, 0.10% of the outstanding Principal Amount then being paid. No Prepayment Fee shall be due on any payments made after August 1, 2007. The Prepayment Fee shall be payable simultaneously with Mezzanine Borrower's payment of the Principal Amount.

      PREPAYMENT NOTICE shall have the meaning provided in Section 4(a)(i).

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      PRINCIPAL AMOUNT shall mean One Hundred Fifteen Million Dollars
      ($115,000,000) or so much as may be outstanding under this Mezzanine Note from time to time.

      TELERATE PAGE 3750 shall mean the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits.

2.    INTEREST.

      a. Prior to the Maturity Date, interest shall accrue on the Principal Amount as follows:

            i. from and including the date hereof to, but not including, February 1, 2006, at a rate per annum equal to 7.13925%; and

            ii. from and including the first (1st) day of the second (2nd) Interest Period following the date of this Mezzanine Note (i.e. February 1, 2006), and thereafter during each Interest Period during the term of this Mezzanine Note, at the LIBOR Rate.

      b. From and after the Maturity Date and from and after the occurrence and during the continuance of any Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

      c. Except as expressly set forth in the Mezzanine Loan Agreement to the contrary, interest shall accrue on all amounts advanced by Mezzanine Lender pursuant to the Loan Documents (First Mezzanine) (other than the Principal Amount, which shall accrue interest in accordance with clauses a. and b. above) at the Default Rate.

      d. Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant Interest Period.

      e. The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Mezzanine Loan Agreement.

3.    PAYMENTS.

      a. On each Payment Date, Mezzanine Borrower shall pay to Mezzanine Lender interest accruing hereunder for the entire Interest Period with respect to such Payment Date.

      b. All payments made by Mezzanine Borrower hereunder or under any of the Loan Documents (First Mezzanine) shall be made on or before 12:00 noon New York

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            City time. Any payments received after such time shall be credited to the next following Business Day.

      c. All amounts advanced by Mezzanine Lender pursuant to the Loan Documents (First Mezzanine), other than the Principal Amount, or other charges provided in the Loan Documents (First Mezzanine), shall be due and payable as provided in the Loan Documents (First Mezzanine). In the event any such advance or charge is not so repaid by Mezzanine Borrower, Mezzanine Lender may, at its option, first apply any payments received under this Mezzanine Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents (First Mezzanine), and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

      d. The entire Principal Amount of this Mezzanine Note, all unpaid accrued interest, all interest that would accrue on the Principal Amount through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date) and all other fees and sums then payable hereunder or under the Loan Documents (First Mezzanine) including, without limitation the Prepayment Fee, if applicable (collectively, the MATURITY DATE PAYMENT), shall be due and payable in full on the Maturity Date.

      e. Amounts due on this Mezzanine Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Mezzanine Lender or its agent or designee at the address set forth on the first page of this Mezzanine Note or at such other place as Mezzanine Lender or its agent or designee may from time to time designate in writing.

      f. All amounts due under this Mezzanine Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

      g. To the extent that Mezzanine Borrower makes a payment or Mezzanine Lender receives any payment or proceeds for Mezzanine Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Mezzanine Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Mezzanine Lender.

4.    PREPAYMENTS.

      a. Voluntary Prepayments. Borrower shall be entitled to make a prepayment of all or a portion of the Principal Amount on any Business Day upon satisfaction of the following conditions:

            i. Mezzanine Borrower shall provide prior written notice (the PREPAYMENT NOTICE) to Mezzanine Lender specifying the proposed Business Day on

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                  which the prepayment is to be made, which date shall be no earlier than thirty (30) days after the date of such Prepayment Notice (the date of a prepayment pursuant to this Section 4(a) and Section 4(b) below being the PREPAYMENT
                  DATE). Any such Prepayment Notice shall be revocable by Mezzanine Borrower (but not more than two (2) times in any twelve (12) month period) provided, however, if Mezzanine Borrower elects to so revoke a Prepayment Notice, Mezzanine Borrower shall reimburse Mezzanine Lender for the actual out-of-pocket expenses incurred by Mezzanine Lender in connection with such revocation; and

            ii. Mezzanine Borrower shall comply with the provisions set forth in Section 4(c) of this Mezzanine Note.

      b.    Mandatory Prepayments.

            i. On the next occurring Payment Date following the date on which Mezzanine Borrower actually receives any Proceeds, Mezzanine Borrower shall prepay the outstanding principal balance of the Mezzanine Note in an amount equal to one hundred percent (100%) of such Proceeds together with the payment of the Prepayment Fee; and

            ii. Mezzanine Borrower shall comply with the provisions set forth in Section 4(c) of this Mezzanine Note.

      c.    Payments in Connection with a Prepayment.

            i. On the date on which a prepayment, voluntary or mandatory, is made under this Mezzanine Note or as required under the Mezzanine Loan Agreement, Mezzanine Borrower shall pay to Mezzanine Lender all unpaid interest on the Principal Amount prepaid, such unpaid interest calculated, (1) in the event prepayment is made on any day other than the first day of an Interest Period, through the end of the Interest Period during which such prepayment occurs (in which case accrued interest shall be calculated as if such Interest Period extends beyond the date of such prepayment and be calculated as if the Loan has not been prepaid on such date), and (2) in the event such prepayment is made on the first day of an Interest Period, through the Prepayment Date. Notwithstanding the foregoing, provided the Loan is still owned solely by German American Capital Corporation at the time of such prepayment, Mezzanine Borrower shall only be required to pay Mezzanine Lender all unpaid interest on the Principal Amount prepaid, such unpaid interest calculated through the Prepayment Date.

            ii. On the Prepayment Date, Mezzanine Borrower shall pay to Mezzanine Lender all other sums, not including scheduled interest payments but including and not limited to, the Prepayment Fee (provided, however, the Prepayment Fee shall not be applicable to a release of the Claremont

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                  Property pursuant to Section 2.3.5 of the Mezzanine Loan
                  Agreement), then due under the Mezzanine Note, the Mezzanine Loan Agreement, the Pledge, and the other Loan Documents (First Mezzanine); and

            iii. Mezzanine Borrower shall pay all costs and expenses of Mezzanine Lender incurred in connection with the prepayment (including without limitation, any costs and expenses associated with a release of the Lien of the related Pledge as set forth in Section 2.3.3 of the Mezzanine Loan Agreement as well as reasonable attorneys' fees and expenses).

5.    MISCELLANEOUS.

      a. Waiver. Mezzanine Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Mezzanine Note, and, except as otherwise expressly provided in the Loan Documents (First Mezzanine), all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Mezzanine Note. Mezzanine Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Mezzanine Lender with respect to the payment or other provisions of this Mezzanine Note and to the release of the collateral securing this Mezzanine Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Mezzanine Note.

      b. Non-Recourse. Recourse to Mezzanine Borrower or any other Person with respect to any claims arising under or in connection with this Mezzanine Note shall be limited to the extent provided in Section 18 of the Mezzanine Loan Agreement and the terms, covenants and conditions of Section 18 of the Mezzanine Loan Agreement are hereby incorporated by reference as if fully set forth in this Mezzanine Note.

      c. Mezzanine Note Secured. This Mezzanine Note and all obligations of Mezzanine Borrower hereunder are secured by the Mezzanine Loan Agreement, the Pledge and the other Loan Documents (First Mezzanine).

      d. Notices. Any notice, election, request or demand which by any provision of this Mezzanine Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Mezzanine Loan Agreement.

      e. Entire Agreement. This Mezzanine Note, together with the other Loan Documents (First Mezzanine), constitutes the entire and final agreement between Mezzanine Borrower and Mezzanine Lender with respect to the subject matter

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            hereof and thereof and may only be changed, amended, modified or waived by an instrument in writing signed by Mezzanine Borrower and Mezzanine Lender.

      f. No Waiver. No waiver of any term or condition of this Mezzanine Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

      g. Successors and Assigns. This Mezzanine Note shall be binding upon and inure to the benefit of Mezzanine Borrower and Mezzanine Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Mezzanine Note by Mezzanine Lender or by operation of law, the term "Mezzanine Lender" as used herein, shall mean such endorsee, assignee, or other transferee or successor to Mezzanine Lender then becoming the holder of this Mezzanine Note. The term "Mezzanine Borrower" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Mezzanine Borrower, if any.

      h. Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mezzanine Note.

      i. Severability. The provisions of this Mezzanine Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Mezzanine Note.

      j. GOVERNING LAW. THIS MEZZANINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. MEZZANINE BORROWER AGREES THAT, AT MEZZANINE LENDER'S OPTION, ANY SUIT FOR THE ENFORCEMENT OF THIS MEZZANINE NOTE OR ANY OTHER MEZZANINE LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON MEZZANINE BORROWER IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE MEZZANINE LOAN AGREEMENT. MEZZANINE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

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      k.    JURY TRIAL WAIVER. MEZZANINE BORROWER AND ALL PERSONS CLAIMING BY,
            THROUGH OR UNDER IT HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS MEZZANINE NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS MEZZANINE NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND MEZZANINE BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. MEZZANINE BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE MEZZANINE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE MEZZANINE LOAN.

      l. Counterclaims and other Actions. Mezzanine Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Mezzanine Lender on this Mezzanine Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Mezzanine Lender on this Mezzanine Note and cannot be maintained in a separate action) and
            (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, Mezzanine Borrower has caused this Mezzanine Note to be executed and delivered as of the day and year first above written.

                                  MEZZANINE BORROWER:

                                  CNL RESORT SENIOR MEZZ, LP,
                                  a Delaware limited partnership

                                  By: CNL Resort Senior Mezz GP, LLC,
                                      a Delaware limited liability company,
                                      its sole general partner

                                      By: /s/ John X. Brady, Jr.
                                          -------------------------
                                      Name:  John X. Brady, Jr.
                                      Title: Vice President


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